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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT



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
Subsidiary                                         Jurisdiction
- ----------                                         ------------
L.A. Gear California, Inc.                         California
L.A.Gear Licensing, Corp.                          California
Raegal Finance, Inc.                               Texas
Brands Acquisition Corp.                           Delaware

L.A. Gear (Benelux) B.V.                           Netherlands
L.A. Gear (Deutschland) GmbH                       Germany
L.A. Gear (Far East) Limited                       British Virgin Islands
L.A. Gear (France) SARL                            France
L.A. Gear (Italia) SRL                             Italy
L.A. Gear (Mexico), S.A. de C.V.                   Mexico
L.A. Gear (UK) Limited                             United Kingdom
L.A. Gear - Inchcape Limited                       British Virgin Islands
L.A. Gear H.K. Ltd.                                Hong Kong
L.A. Gear Korea                                    Korea
L.A. Gear Sportswear, Ltd.                         Hong Kong
Servicios Markland, S.A. de C.V.                   Mexico
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